UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2005

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 12, 2005, the Leadership Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The Home Depot, Inc. (the “Company”) approved the purchase of 20-year term life insurance coverage of $10 million for each named executive officer of the Company, other than the Chief Executive Officer. On December 16, 2005, the independent members of the Board approved the purchase of 20-year term life insurance coverage of $15 million for the Chief Executive Officer. The independent members of the Board and the Committee also approved the reimbursement to each named executive officer of tax incurred as a result of the inclusion of Company-paid premiums in the named executive officer’s taxable income. If any named executive officer retires from the Company at age 60 or thereafter with five years of continuous service, the Company will continue to make premium payments until the earlier of the policy expiration date or such named executive officer’s death.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

	By:	/s/ Frank L. Fernandez
	Name:	Frank L. Fernandez
	Title:	Executive Vice President, Secretary and General Counsel

Date: December 16, 2005